Exhibit (h)(b)(17)
Participation Agreement
Exhibit B
Portfolios:

Cash Management Portfolio	Small-Cap Growth Portfolio
Diversified Bond Portfolio	Small-Cap Index Portfolio
Floating Rate Loan Portfolio	Small-Cap Value Portfolio
High Yield Bond Portfolio	Health Sciences Portfolio
Inflation Managed Portfolio	Real Estate Portfolio
Inflation Protected Portfolio	Technology Portfolio
Managed Bond Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	International Large-Cap Portfolio
Emerging Markets Debt Portfolio	International Small-Cap Portfolio
American Funds® Growth Portfolio	International Value Portfolio
American Funds® Growth-Income Portfolio	Currency Strategies Portfolio
Comstock Portfolio	Global Absolute Return Portfolio
Dividend Growth Portfolio	Precious Metals Portfolio
Floating Rate Income Portfolio	American Funds® Asset Allocation Portfolio
Equity Index Portfolio	Pacific Dynamix — Conservative Growth Portfolio
Focused 30 Portfolio	Pacific Dynamix — Moderate Growth Portfolio
Growth Portfolio (formerly Growth LT Portfolio)	Pacific Dynamix — Growth Portfolio
Large-Cap Growth Portfolio	Portfolio Optimization Conservative Portfolio
Large-Cap Value Portfolio	Portfolio Optimization Moderate-Conservative Portfolio
Long/Short Large-Cap Portfolio	Portfolio Optimization Moderate Portfolio
Main Street® Core Portfolio	Portfolio Optimization Growth Portfolio
Mid-Cap Equity Portfolio	Portfolio Optimization Aggressive-Growth Portfolio
Mid-Cap Growth Portfolio	Value Advantage Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio

Effective May 1, 2013, agreed to and accepted by:
PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Brian D. Klemens	By:	/s/ Lori K. Lasinski

Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Lori K. Lasinski

Name: Howard T. Hirakawa		Name: Lori K. Lasinski
Title: VP, Fund Advisor Operations		Title: Assistant Secretary

PACIFIC LIFE INSURANCE & ANNUITY COMPANY

By:	/s/ Brian D. Klemens	By:	/s/ Lori K. Lasinski

Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary

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